Exhibit 99.1
Raptor Pharmaceutical
Completes Enrollment in Phase 2/3 Clinical Trial of
 RP103 for the Potential Treatment of
Huntington's Disease

Novato, California, June 18, 2012 - Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (NASDAQ: RPTP), today announced that enrollment is complete in its Phase 2/3 clinical trial of Cysteamine Bitartrate Delayed-release Capsules (RP103) for the potential treatment of Huntington's Disease. The 96-patient, Phase 2/3 clinical trial is being conducted under a collaboration agreement with The Centre Hospitalier Universitaire d'Angers ("CHU d'Angers"), with 8 active clinical sites throughout France.

The clinical trial is an 18-month, double-blind, placebo-controlled study to be followed by an open-label extension study with all patients taking RP103 for up to an additional 18 months. The primary end point of the clinical trial is based upon the Unified Huntington's Disease Rating Scale ("UHDRS"). Blood levels of brain-derived neurotrophic factor ("BDNF") are being measured as a secondary endpoint. Under the collaboration agreement with CHU d'Angers, Raptor supplies RP103 and placebo capsules for the clinical trial and open-label extension study in exchange for regulatory and commercial rights to the clinical trial results. Clinical expenses of the study are covered by a grant from the French government (PHRC 2004-03bis CYST-HD). Interim results of this study following 18 months of treatment are expected to be announced in the first half of calendar 2014.

Christophe Verny, M.D., of CHU d'Angers, said, "Having completed enrollment of patients, we are excited to analyze the data and examine the potential of delayed release cysteamine as a neuroprotectant for treating Huntington's Disease. We hope this clinical trial will indicate whether RP103 could potentially lead to a new treatment for this serious, debilitating disease."

"The completion of enrollment in the Phase 2/3 clinical trial is an exciting milestone for this program and we look forward to next announcing interim results of the blinded phase of this clinical trial in the first half of calendar 2014," said Dr. Patrice P. Rioux, Raptor's Chief Medical Officer. "Preclinical data published by researchers from the Curie Institute in France suggested that cysteamine increased brain and blood levels of BDNF, a growth factor known to be deficient in Huntington's Disease patients. We look forward to examining the results of this clinical trial to see if RP103 could slow the progression of Huntington's Disease. At present, the standard of care for Huntington's Disease is limited to therapies that can help to minimize some of the symptoms, but do not slow disease progression by targeting the underlying causes of the disease."

Raptor holds exclusive worldwide licenses to intellectual property related to cysteamine for the potential treatment of Huntington's Disease from the University of California, San Diego and from the Weizmann Institute of Science in Israel and Japan's Niigata University. In 2008, Raptor received FDA orphan drug designation for cysteamine for the potential treatment of Huntington's Disease.

On June 8, 2012, Dr. Adriana Prundean of CHU d'Angers provided an overview of this clinical trial in Las Vegas at the Huntington's Disease Society of America's Annual Convention, the largest gathering of Huntington's Disease families in the United States.

About Huntington's Disease

Huntington's Disease is a rare, progressive, and hereditary neurological disease that often leads to death within 15 to 20 years after diagnosis. The disease is thought to affect as many as 20,000 to 30,000 patients in the U.S. and a comparable number in Europe. There is no currently available drug that targets the defective gene believed to cause Huntington's Disease, which results in the degeneration of certain nerve cells in the brain. The disease is characterized by uncontrollable movements and mood swings or depression, followed by dementia.

About Cysteamine and RP103

RP103 is Raptor's proprietary delayed release oral medication currently being investigating in several indications.  RP103 is an enteric coated, microbead formulation of cysteamine bitartrate.

In December 2007, Raptor obtained an exclusive, worldwide license from the University of California, San Diego for the development of RP103 and other forms of cysteamine for the potential treatment of metabolic and neurological diseases.  Raptor is currently conducting a Phase 2/3 clinical trial of RP103 to potentially treat Huntington's Disease in France described above; a Phase 2b clinical trial of RP103 in the U.S. to potentially treat non-alcoholic steatohepatitis ("NASH"); and has recently filed for marketing approval of RP103 in the U.S. and E.U. for the potential treatment of nephropathic cystinosis.  The U.S. Food and Drug Administration ("FDA") has accepted for filing Raptor's New Drug Application ("NDA") for RP103 for the potential treatment of nephropathic cystinosis and assigned the user fee goal date of January 30, 2013.  Raptor's E.U. marketing application of RP103 for the potential treatment of nephropathic cystinosis is under review by the EMA, and Raptor expects a decision in the first half of calendar 2013. In 2010, the Company acquired an exclusive worldwide license to intellectual property covering the use of transglutaminase inhibitors, a class of molecules chemically similar to cysteamine, in the potential treatment of Huntington's Disease and other neurological disorders from the Weizmann Institute of Science in Israel and Niigata University in Japan. Raptor has been granted orphan product designation for RP103 for the potential treatment for nephropathic cystinosis by the European Medicines Agency and the FDA and for the potential treatment of Huntington's Disease by the FDA.

About Raptor Pharmaceutical Corp.
Raptor Pharmaceutical Corp. (NASDAQ:RPTP) ("Raptor") seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis ("NASH"), Huntington's Disease ("HD"), aldehyde dehydrogenase deficiency ("ALDH2"), and thrombotic disorder.

Raptor's preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that Raptor and its collaborators will complete the Phase 2/3 clinical trial; that Raptor will be able to continue supplying clinical materials for the clinical trial; that interim results of the Phase 2/3 clinical trial in Huntington's Disease will be announced by the first half of calendar 2014; that RP103 could be a neuroprotectant for treating Huntington's Disease; that this clinical trial will indicate whether RP103 could potentially lead to a new treatment for Huntington's Disease;  that preclinical research results will be repeated in the Phase 2/3 clinical trial; that RP103 may slow the progression of Huntington's Disease; that the FDA and EMA will deliver a decision regarding marketing approval of RP103 for the potential treatment of nephropathic cystinosis on January 30, 2013 or the first half of calendar 2013, respectively; that RP103 will benefit from orphan designation; and that Raptor will be able to successfully develop RP103 or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K, as amended by Form10-K/A, filed with the SEC on November 11, 2011 and December 19, 2011, respectively; and Raptor's quarterly report on Form 10-Q filed with the SEC on April 9, 2012; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

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